UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

Celldex Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220

Hampton, New Jersey 08827

(Address of Principal Executive Offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	CLDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the recommendation of the nominating and corporate governance committee of Celldex Therapeutics, Inc. (the “Company”), Rita Jain, M.D. was appointed as a member of our Board of Directors (the “Board”) on February 16, 2023. Dr. Jain has served on the Board of Directors of Provention Bio, Inc since January 2023, as a member of the Supervisory Board of AM-Pharma B.V. since 2020 and on the Board of Directors of ChemoCentryx, Inc. from 2019 until its acquisition by Amgen in 2022. From 2021 to 2022, Dr. Jain served as Executive Vice President, Chief Medical Officer of ChemoCentryx, Inc. and in 2021 served as Chief Medical Officer of Immunovant, Inc. Additionally, since August 2021, Dr. Jain has served as Chief Executive Officer of Heartwood Biopharma Group, a private consulting group. From 2017 to 2019, Dr. Jain was Senior Vice President and Chief Medical Officer at Akebia Therapeutics, Inc. From 2013 to 2016, Dr. Jain was a Vice President in Clinical Development at AbbVie Inc., including Men’s and Women’s Health and Metabolic Development. Dr. Jain also held various leadership roles at Abbott Laboratories from 2003 through 2012, including as Divisional Vice President of Pain, Respiratory and Metabolic Disease Development. Dr. Jain received her B.S. degree in biology from the Long Island University, and her M.D. from the State University of New York at Stony Brook School of Medicine. Dr. Jain will hold this position until the next annual meeting of the Company’s stockholders or until her successor is elected and qualified, subject to her earlier resignation or removal.

Dr. Jain has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Dr. Jain will participate in the Company’s standard non-employee director compensation plan. In connection with her appointment to the Board, Dr. Jain will receive an initial option grant to purchase 17,100 shares of the Company’s common stock that will vest one third on the first, second and third anniversaries of the date of grant.

Item 7.01. Regulation FD Disclosure.

On February 16, 2023, the Company issued a press release announcing the appointment of Dr. Jain. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celldex Therapeutics, Inc.

Date: February 21, 2023	By:	/s/ Sam Martin
Sam Martin
Senior Vice President and Chief Financial Officer